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                                                                   EXHIBIT 23.1b

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-88019) of our report dated September 24, 1999, relating to the financial statements of Windom Health Enterprises, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California

October 25, 1999